CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 575 and Amendment No. 578 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated November 26, 2025 on the financial statements and financial highlights of Freedom Day Dividend ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 23, 2026